UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 2, 2010

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 Discovery, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Approval of an Amendment to the Company’s 2006 Equity Incentive Plan.

As described below in Item 5.07, on June 2, 2010, at the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved an amendment (the “Amendment”) to the  Company’s 2006 Equity Incentive Plan (the “Plan”), which previously had been adopted by the Company’s Board of Directors (the “Board”), subject to stockholder approval. The Amendment modifies the evergreen provision of the Plan to provide that the number of shares of the Company’s common stock that may be issued under the Plan shall, beginning on January 1, 2010, be increased on the first day of each calendar year by the number of shares equal to the lesser of (i) 5.0% of the issued and outstanding shares of the Company’s common stock as of January 1 of each year and (ii) 1,200,000 shares.  Previously, the Plan provided that the annual increase would equal the lesser of (i) 500,000 shares and (ii) such lesser number as the Board may approve.

Under the Plan, the Company continues to be able to grant stock options, stock appreciation rights, performance units, restricted stock, restricted stock units and shares of common stock to employees, including the Company’s Chief Executive Officer and Chief Financial Officer, members of our Board, consultants and advisors of the Company and its affiliates. The Company plans to continue to grant options or other awards to such persons in connection with hirings, appointments, and for motivation and retention purposes as provided in the Plan.

A more detailed summary of the material terms of the Plan, as amended and restated (the “Amended and Restated Plan”), appears on pages 10 and A-1 to A-8 of the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 30, 2010. That summary and description of the Amended and Restated Plan are incorporated herein by reference and are qualified in their entirety by reference to the full text of the Amended and Restated Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 2, 2010, the Company held its 2010 Annual Meeting at the Company’s principal executive office located at 51 Discovery, Suite 150, Irvine, California 92618. The number of shares of common stock entitled to vote at the Annual Meeting was 25,266,327. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 19,057,301.

At the Annual Meeting, the Company’s stockholders elected each of the following Board members as directors, to serve on our Board of Directors for additional one-year terms or until their respective successors are elected and qualified:  Chun Ki Hong, Richard J. Char, Nam Ki Hong, Thomas F. Lagatta and Alan H. Portnoy.

In addition to electing the directors, the stockholders approved the Amendment to the Company’s 2006 Equity Incentive Plan and ratified the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company for fiscal year ending January 1, 2011.  For more information about the proposals presented at the Annual Meeting, see the Proxy Statement.  Information set forth under Item 5.02 above is incorporated by reference herein.

The final voting results on these matters were as follows:

Proposal 1 — to elect five directors to the Company’s Board of Directors to serve for a term of one year or until their successors are duly elected and qualified

Directors	For	Withheld	Broker Non-Vote
Chun Ki Hong	11,803,003	57,752	7,196,546
Richard J. Char	11,804,487	56,268	7,196,546
Nam Ki Hong	11,782,922	77,833	7,196,546
Thomas F. Lagatta	11,800,637	60,118	7,196,546
Alan H. Portnoy	11,805,787	55,468	7,196,546

Proposal 2 — to approve the amendment to the Company’s 2006 Equity Incentive Plan

For	Against	Abstain	Broker Non-Vote
10,062,953	1,768,367	29,435	7,196,546

Proposal 3 — to ratify the appointment of KMJ Corbin and Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2011

For	Against	Abstain	Broker Non-Vote
18,988,639	35,258	33,404	0

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.  See the Exhibit Index which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: June 7, 2010	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit	Description
10.1	Amended and Restated 2006 Equity Incentive Plan, as of June 2, 2010 (filed April 30, 2010 as Appendix B to the Company’s Proxy Statement, and incorporated herein by reference (SEC File No. 001-33170))